UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2021, the Board of Directors (the “Board”) of Golden Minerals Company (“Golden Minerals” or the “Company”), voted to increase the size of the Board to eight directors and appointed Deborah Friedman to serve as a director of the Company effective December 9, 2021. Ms. Friedman will serve on the Audit Committee and the Corporate Gevernance and Nominating Committee of the Board and will hold her position as a director of the Company until the 2022 annual meeting of the Company’s stockholders.

Ms. Friedman will be entitled to receive the same compensation for service as a non-employee director as is currently provided to the other non-employee directors serving on the Board and will accordingly receive prorated cash compensation of $10,000. In connection with her appointment to the Board, Ms. Friedman was also granted, effective December 9, 2021, 100,000 restricted stock units (“RSUs”), of which 66,667 RSUs immediately vested on the grant date and 33,333 RSUs will vest on the first to occur of (i) the Company’s 2022 annual stockholder meeting, and (ii) a Change of Control as defined in the Company’s Amended and Restated 2009 Equity Incentive Plan. Each RSU represents a contingent right to receive one share of Golden Minerals’ common stock, and shares of common stock represented by vested RSUs will be issued to Ms. Friedman on the date on which Ms. Friedman ceases to be a member of the Board.

The Board determined that Ms. Friedman is an “independent director” as defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the rules of the NYSE American rules. There are no arrangements or understandings between Ms. Friedman and any other person pursuant to which she was selected as a director, nor are there any transactions, or proposed transactions, to which the Company was or is to be a party and in which Ms. Friedman had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Ms. Friedman and any other directors or officers of the Company

Item 7.01 Regulation FD

On December 13, 2021, the Company issued a press release announcing the appointment described in Item 5.02 of this Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Golden Minerals Company, dated December 13, 2021, announcing that Deborah Friedman Joins Golden Minerals’ Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

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